EXHIBIT 16.1


[LETTERHEAD OF BONGIOVANNI & ASSOCIATES]

February 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Golden Sand Eco-Protection Inc. (the "Company")

Commissioners:

We have read the statements made by Golden Sand Eco-Protection, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8- report dated February 27, 2003. We agree with the statements concerning our Firm in such Form 8-K; however, we have no basis to agree or disagree with the Company's statements regarding Dohan & Company, C.P.A.'s.



Very truly yours,


/s/  Michael J. Bongiovanni, CPA
--------------------------------
Bongiovanni & Associates, P.A.






                                  EXHIBIT 16.2


[LETTERHEAD OF TRACI ANDERSON, CPA]

February 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:     Golden Sand Eco-Protection Inc. (the "Company")

Commissioners:

We have read the statements made by Golden Sand Eco-Protection, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8- report dated February 27, 2003. We agree with the statements concerning our Firm in such Form 8-K; however, we have no basis to agree or disagree with the Company's statements regarding Dohan & Company, C.P.A.'s.



Very truly yours,


/s/  Traci Anderson, CPA
------------------------
Traci Anderson, P.A.